UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2019

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 Century Park East Suite 220 LOS ANGELES, CA 90067
(Address of principal executive offices)

Registrant's telephone number, including area code: 424-259-3521

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

Right on Brands has announced that Lipari Foods of Warren Michigan has accepted its agreement to distribute its EndoWater and other CBD products that they produce.

Lipari distributes deli items, dairy, meat and seafood, bakery items, organic food and beverages and food service items. Exclusive brands include the Lipari brand of seasonings, Lipari Old Tyme deli cheeses and meats, the Michigan Brand, Dairy Fresh, Wholey Seafood and Yoder’s. Lipari is the first distribution partner of ours that has surpassed $1 billion dollars in sales annually. Our distribution deal with Lipari Foods is a huge first step in making our CBD based ENDO Water a household name in the Midwest Right on Brands.

Specializing in perimeter-of-the-store, specialty and branded food products, Lipari serves more than 6,300 customers and 13,000 retail locations across 14 states, primarily in the Midwest. The Warren, Mich.-based company generates annual sales of about $1 billion. Its 25,000 products span the deli, bakery, dairy, specialty retail, seafood, packaging, confections, ethnic and organic categories.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right On Brands, Inc.

Date: January 25, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel, CEO

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